Exhibit 99.1

Video Transcript: Who is zSpace?

(see video: https://www.youtube.com/watch?v=B_Avf8glEDA)

●	The computing experience has been unchanged since the introduction of the mouse and touchscreen in the 1980s.

●	This created an inherent limitation – the screen can be a BARRIER to content, discouraging engagement and hampering creativity and learning.

●	zSpace was founded to eliminate that barrier between people and content and reinvent the user experience - just as Apple did with smartphones and Tesla did with electric cars.

●	We did this through a range of innovations in hardware and software.

●	These innovations have eliminated the barrier between digital content and people so that they can be immersed in content: touch it, experience it, and interact with it as if it were real.

●	Today, we are recognized as a leader in the “eduverse” where we are breaking learning barriers, equity barriers, and workforce barriers in the global education market.

●	Our proprietary, innovative technology facilitates immersive experiential learning experiences across science, technology, engineering, and workforce applications.

●	Our solutions improve outcomes and efficacy from K-12 classrooms to continuing and technical education, or workforce development settings.

●	zSpace’s immersive AR/VR technology unites education with the metaverse, providing students with equitable access to innovative, engaging learning experiences.

●	In fact, zSpace has been deployed in 94% of the top 100 school districts in the United States and has been used for workforce applications in 73% of these school districts, emphasizing the dexterity of our platform for learners across various classroom settings.

●	Our technology has been used by millions of learners around the world, with the benefits backed by evidence, including significant test score improvement and greater social and emotional learning, or SEL, teaching students “soft skills” such as persevering through failure and developing confidence.

●	However this is only the beginning – zSpace is committed to expanding across the entire learning spectrum and providing next-generation experiential learning to the workforce around the world.